Exhibit 10.8

CONVERSION AND AMENDMENT AGREEMENT

CONVERSION AND AMENDMENT AGREEMENT (the “Agreement”), dated as of June 24, 2003, by and between SuperGen, Inc., a Delaware corporation, with headquarters located at 4140 Dublin Boulevard, Suite 200, Dublin, California 94568 (the “Company”), and (the “Investor”).

WHEREAS:

A.    The Company, the Investor and certain other investors (the “Other Investors”; and collectively with the Investor, the “Investors”) have entered into that certain Securities Purchase Agreement, dated as of February 26, 2003 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Investors purchased from the Company an aggregate of $21,250,000 principal amount of senior convertible exchangeable notes of the Company (the “Notes”);

B.    Contemporaneously with the execution and delivery of the Securities Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement, dated as of February 26, 2003 (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws;

C.    The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, (i) the Investor will convert principal amount of the Investor’s Note plus accrued and unpaid interest thereon (collectively, the “Investor Conversion Amount”) into [       (1) shares of Common Stock (the “Investor Conversion Shares”) and (ii) the Company and the Investor will amend the Investor’s Note by exchanging the Investor’s Note for  an amended and restated senior convertible note in the form attached hereto as Exhibit A (the “Amended and Restated Note” and together with any convertible notes issued in replacement thereof in accordance with the terms thereof and any amended and restated convertible notes issued to any Other Investor in exchange for their Notes, the “Amended and Restated Notes”);

D.    The parties hereto desire to amend certain provisions of the Securities Purchase Agreement and the Registration Rights Agreement;

E.     The conversion of the Notes into the Conversion Shares and the exchange of the Note for the Amended and Restated Note is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act; and

(1)                                  Insert a number of shares of Common Stock equal to the applicable Investor Conversion Amount divided by the Fixed Conversion Price of $4.25.

F.     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1.                                 CONVERSION AND AMENDMENT OF NOTES.

(a)           Conversion and Amendment of Notes. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6, the Investor shall surrender to the Company its Note and the Company shall (i) deliver to the Investor the Investor Conversion Shares and (ii) issue an Amended and Restated Note for the remaining outstanding principal amount of such Investor’s Note (the “Closing”).

(b)           Closing Date.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such later date as is mutually agreed to by the Company and the Investor).  The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c)           Deliveries.  On the Closing Date, (i) the Company (A) shall issue (without valid delivery by the Investor of the applicable Conversion Notice as required pursuant to the Notes) the Investor Conversion Shares by causing its transfer agent to credit the aggregate number of the Investor Conversion Shares to the Investor’s or its designee’s balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission system and designated in writing by the Investor to the Company concurrently herewith (the “Investor DTC Account”) and (B) shall issue and deliver to the Investor (in the principal amounts as the Investor shall request), the Investor’s Amended and Restated Note, duly executed on behalf of the Company and registered in the name of the Investor or its designee, and (ii) the Investor shall take such action as is necessary to cause to be delivered to the Company the Investor’s Note for cancellation.

2.                                 AMENDMENTS  TO TRANSACTION DOCUMENTS.

(a)           Securities Purchase Agreement.  The Securities Purchase Agreement is hereby amended as follows:

(i)            All references to “Notes” are hereby replaced with “Amended and Restated Notes”; and

(ii)           The defined term “Transaction Documents” is hereby amended to include this Agreement.

(b)           Registration Rights Agreement.  The Registration Rights Agreement is hereby amended as follows:

(i)            The term “Registrable Securities” is hereby replaced by the following:

(a)           “Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Notes and the Amended and Restated Notes, (ii) the Interest Shares (as defined in the Amended and Restated Notes) issued or issuable under the Amended and Restated Notes, (iii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iv) the shares issuable upon exercise of the warrant granted to Rodman & Renshaw, Inc. in connection with the execution of the Securities Purchase Agreement and (v) any shares of capital stock issued or issuable with respect to the Conversion Shares, the Interest Shares, the Notes, the Amended and Restated Notes, the Warrant Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes or the Amended and Restated Notes or exercise of the Warrants.

(ii)           The defined term “Notes” is hereby amended to replace the term “Notes” with the term “Notes and Amended and Restated Notes”.

3.                                 REPRESENTATIONS AND WARRANTIES

(a)           Investor Bring Down.  The Investor hereby represents and warrants as to itself only as set forth in Section 2 of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement.

(b)           Company Bring Down.  The Company represents and warrants to the Investor as set forth in Section 3 of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement; provided that the Schedules to the Securities Purchase Agreement are replaced in their entirety by the Schedules attached to this Agreement (the “New Schedules”) and the representations and warranties in the Securities Purchase Agreement are qualified in their entirety by the New Schedules (regardless of whether such representations and warranties provide for a Schedule).

4.                                 CERTAIN COVENANTS

(a)           Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York Time, on the first Trading Day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement and by the documents relating to the conversion and amendment of Other Investor’s Notes on the Closing Date (the “Other Investor Documents”) in the form required by the 1934 Act, and attaching the material transaction documents (including, without limitation, this Agreement, the form of the Amended and Restated Notes and the Other Investor Documents) as exhibits to such filing (including all attachments, the “8-K Filing”, and the description and attachments, the “8-K Materials”).  The 8-K Materials shall be subject to the Investor’s prior approval, not to be unreasonably withheld or delayed.  From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of the 8-K Materials without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.  Subject to the foregoing, neither the Company nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, with the prior approval of the Investor (not to be unreasonably withheld or delayed), to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) the Investor shall be consulted by the Company (although the consent of the Investor shall not be required) in connection with any such press release or other public disclosure prior to its release).

(b)           Registration Statement.  If required pursuant to the rules and regulations of the 1933 Act, the Company shall prepare, and, as soon as practicable but in no event later than two (2) Business Days after the date hereof, file with the SEC a prospectus supplement pursuant to Section 424(b) of the 1933 Act reflecting the changes set forth in this Agreement.

5.                                 CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a)           The Investor shall have executed this Agreement and delivered the same to the Company.

(b)           The Investor shall have delivered to the Company the Investor’s Notes.

(c)           The representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

(d)           The Company shall have entered into separate but substantially identical conversion and amendment agreements with each of the Other Investors and all conditions to the closings contemplated by such agreements shall have been satisfied or waived.

6.                                 CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have executed and delivered to the Investor (i) this Agreement and (ii) the Amended and Restated Notes (in such principal amounts as such Investor shall request).

(b)           The Company shall have credited the Investor Conversion Shares to the Investor DTC Account.

(c)           The Investor shall have received the opinion of Wilson Sonsini Goodrich & Rosati, PC, the Company’s outside counsel, in substantially the form of Exhibit B attached hereto.

(d)           The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the date hereof, as to the resolutions authorizing the transactions set forth herein as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Investor (the “Resolutions”).

(e)           The Conversion Shares and the Investor Conversion Shares shall be listed upon the Principal Market.

(f)            The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form attached hereto as Exhibit C.

(g)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Conversion Shares and the Amended and Restated Notes.

(h)           The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

7.                                 MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Effect on Prior Agreements; Amendments.  Except for the Transaction Documents (to the extent any such Transaction Document is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor and to the extent that Other Investors may be affected thereby, by holders of Notes representing at least two-thirds of the aggregate principal amount of the Notes then outstanding.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any of the Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)            Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

SuperGen, Inc.
4140 Dublin Boulevard
Suite 200
Dublin, California 94568
Telephone: (925) 560-0100
Facsimile: (925) 560-0101
Attention: Chief Executive Officer

with a copy to:

Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road
Palo Alto, California 93404
Telephone: (650) 493-9300
Facsimile: (650) 493-6811
Attention: John V. Roos, Esq.

If to the Investor:

with a copy to:

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Amended and Restated Notes.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Amended and Restated Notes representing at least two-thirds of the aggregate principal amount of the Amended and Restated Notes then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4 of the Amended and Restated Notes) with respect to which the Company is in compliance with Section 4 of the Amended and Restated Notes.  The Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Investor hereunder with respect to such assigned rights.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Survival.  The representations and warranties of the Company and the Investor contained herein, and the agreements and covenants set forth herein, shall survive the Closing.

(j)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)            Remedies.  The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor.  The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused this Conversion and Amendment Agreement to be duly executed as of the date first written above.

COMPANY:			INVESTOR:

SUPERGEN, INC.

By:
	Name:	Joseph Rubinfeld
	Title:	President/Chief Executive Officer

EXHIBITS

Exhibit A	Form of Amended and Restated Note
Exhibit B	Opinion of Wilson Sonsini Goodrich & Rosati, PC
Exhibit C	Form of Officer’s Certificate